REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Shareholders and Board of Trustees of The American Independence Funds Trust

In planning and performing our audits of the financial statements of American
Independence Funds Trust comprising the Stock Fund, International
 Alpha
Strategies Fund, Small Cap Growth Fund, Large Cap Growth Fund,
Kansas

TaxExempt Bond Fund, Strategic Income Fund (formerly ShortTerm Bond Fund), Core Plus Fund, U.S. InflationIndexed Fund, Fusion

Fund and Absolute Return Bull Bear Bond Fund (collectively, the Funds) as of and for the year ended October 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board (United States),
 we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining
effective internal control over financial reporting. In
 fulfilling this
responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control
 over financial reporting is a process designed to

provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance
 with generally accepted accounting principles (GAAP). A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being made
 only in accordance
with authorizations of management and directors of the fund;

assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the
financial
statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance
with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards
 established by the Public Company Accounting Oversight Board
 (United States).
However, we noted no deficiencies in the Funds internal control over financial
reporting and its operation, including controls over safeguarding securities, which we consider to be a material weakness as defined above as of October 31, 2012.

This report is intended solely for the information and use of management and the
Board of Trustees of The American Independence Funds Trust and the Securities and
 Exchange

Commission and is not intended to be and should not be used by anyone other than
these specified parties.


/s/ Grant Thornton LLP


Chicago, Illinois
December 28, 2012